Exhibit 99.1

Date: May 5, 2005

Bruker BioSciences Reports Revenue Growth of 10% to $75 Million, Operating
Income of $2.5 Million and Net Income of $0.4 Million for the First Quarter 2005

Billerica, Massachusetts, May 5, 2005 (BUSINESS WIRE)  —  Bruker BioSciences Corporation (NASDAQ: BRKR) today reported first quarter 2005 revenue of $74.9 million, a 9.9% increase from revenue of $68.2 million in the first quarter of 2004.  Revenue during the first quarter of 2005 included favorable foreign currency effects of approximately 3.6%, compared to the first quarter in 2004.  First quarter 2005 operating income was $2.5 million, compared to operating income of $1.4 million in the first quarter of 2004.  Net income in the first quarter of 2005 was $0.4 million, or $0.00 per diluted share, compared to net income of $0.5 million, or $0.01 per diluted share, in the first quarter of 2004.

Commenting on the quarter, Frank Laukien, President and CEO said: “We are pleased to report another quarter of solid top-line growth and sequential improvements in our bottom-line performance.  Continued improvements in our profitability remain our top priority.  Revenue growth at both of our operating businesses was robust and reflects our strong product portfolio.  Moreover, market reaction to many of our new products recently introduced at Pittcon in March 2005 has been very favorable.  Although we have recently seen a modest slow-down in certain markets we serve, we believe that we can continue our above industry-average top-line organic growth momentum throughout 2005 due to our competitive offerings and healthy backlog.”

William Knight, Chief Financial Officer, commented: “We continue to make progress with our spending control and productivity programs, and over the last several quarters these efforts have steadily improved our operating and net income.  In addition, we generated positive operating cash flow of approximately $5 million during the first quarter of 2005.  I am also encouraged that in the first quarter of 2005 our gross profit margins improved by 1.7% year-over-year.  We anticipate that our above average growth, continued gross margin improvements and disciplined expense control, as well as gradual improvements in our interest expenses and tax rate, will bring us to industry-standard profitability over the next several years.”

Mr. Knight continued: “As we are in a capital equipment business and typically sell ‘big ticket’ items, we occasionally experience fluctuations in our quarterly results, but we remain optimistic that we will achieve our management targets for revenue growth and profitability for the full year 2005.”

OPERATING BUSINESSES

Set forth below is selected financial information for Bruker BioSciences’ two operating businesses:  Bruker Daltonics (life-science mass spectrometry and NBC detection business) and Bruker AXS (x-ray analysis business):

BRUKER DALTONICS

In the first quarter of 2005, revenue for the Bruker Daltonics business increased 10% to $42.6 million, from $38.8 million in the first quarter of 2004.  Bruker Daltonics’ revenue was derived 70% from life-science mass spectrometry systems, 10% from substance detection systems, and 20% from after-market sales.  EBITDA was $4.3 million for the first quarter of 2005, compared to $3.2 million for the first quarter of 2004.

BRUKER AXS

In the first quarter of 2005, revenue for the Bruker AXS business increased 11% to $32.5 million, from $29.3 million in the first quarter of 2004.  Bruker AXS’ revenue was derived 74% from x-ray systems sales and 26% from after-market sales. EBITDA was $2.1 million in the first quarter of 2005, compared to $0.9 million in the first quarter of 2004.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP measure of EBITDA.  EBITDA is defined as US GAAP operating income (loss) excluding depreciation and amortization expense.  We believe that the inclusion of this non-GAAP measure helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  However, the non-GAAP financial measure included in this press release is not meant to be a better presentation or a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker BioSciences will host an operator-assisted earnings conference call at 5 p.m. Eastern Time on Thursday, May 5, 2005.  To listen to the webcast, investors can go to www.bruker-biosciences.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 888-339-2688, or 617-847-3007 outside the US and Canada.  Investors should refer to the Bruker BioSciences Quarterly Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or 617-801-6888 outside the US and Canada, and then entering replay pass code 31669862.

ABOUT BRUKER BIOSCIENCES

Bruker BioSciences Corporation, headquartered in Billerica, Massachusetts, is the publicly traded parent company of Bruker Daltonics Inc. and Bruker AXS Inc.  Bruker AXS is a leading developer and provider of life science and advanced materials research tools based on x-ray technology.  Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry.  Bruker Daltonics also offers a broad line of nuclear, biological and chemical (NBC) detection products for defense and homeland security.  For more information, please visit www.bruker-biosciences.com

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company’s products, exposure to currency fluctuations, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-K for the year ended December 31, 2004, our most recent quarterly reports on Form 10-Q, and our current reports on Form 8-K.  We disclaim any intent or obligation to update these forward-looking statements.

Condensed consolidated statements of operations, operating business information, and balance sheets follow for Bruker BioSciences Corporation.

Bruker BioSciences Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2005	2004

Product sales	$66,824	$59,037
Service sales	7,755	8,865
Other sales	332	252
Total sales	74,911	68,154

Cost of product sales	38,265	34,783
Cost of service sales	5,267	6,052
Total cost of sales	43,532	40,835

Gross Profit Margin	31,379	27,319

Operating Expenses:
Sales and marketing	12,152	11,828
General and administrative	5,668	4,143
Research and development	11,020	9,940
Total Operating Expenses	28,840	25,911

Operating income	2,539	1,408

Interest and other income (expense), net	(130)	99

Income before income tax provision and minority
interest in consolidated subsidiaries	2,409	1,507
Provision for income taxes	1,925	1,020

Income before minority interest	484	487
Minority interest in consolidated subsidiaries	67	11
Net income	$417	$476

Net income per share:
Basic	$0.00	$0.01
Diluted	$0.00	$0.01

Weighted average shares outstanding:
Basic	89,471	86,463
Diluted	89,581	86,793

Bruker BioSciences Corporation

BRUKER DALTONICS SELECTED OPERATING BUSINESS INFORMATION

(in thousands)

	Three Months Ended March 31,
	2005	2004

Sales	$42,644	$38,827

Operating income	$2,975	$1,778

Depreciation and amortization	1,347	1,386

EBITDA	$4,322	$3,164

Bruker BioSciences Corporation

BRUKER AXS SELECTED OPERATING BUSINESS INFORMATION

(in thousands)

	Three Months Ended March 31,
	2005	2004

Sales	$32,514	$29,327

Operating income (loss)	$822	$(170)

Depreciation and amortization	1,301	1,022

EBITDA	$2,123	$852

Bruker BioSciences Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2005	2004
	(unaudited)
ASSETS

Current assets:
Cash and short-term investments	$84,822	$77,691
Accounts receivable, net	57,091	57,792
Due from affiliated companies	9,973	9,530
Inventories	103,444	107,748
Other current assets	16,936	18,530
Total current assets	272,266	271,291

Property and equipment, net	80,033	84,990
Intangible and other assets	15,149	15,266

Total assets	$367,448	$371,547

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term borrowings	$15,740	$12,205
Accounts payable	16,585	22,652
Due to affiliated companies	6,757	3,026
Other current liabilities	72,622	73,277
Total current liabilities	111,704	111,160

Long-term debt	26,263	27,763
Other long-term liabilities	16,774	15,156
Minority interest in subsidiaries	260	193

Total shareholders' equity	212,447	217,275

Total liabilities and shareholders' equity	$367,448	$371,547

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com